UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):  July 17, 2012

MAKO Surgical Corp.

(Exact name of registrant as specified in its charter)

Delaware	001-33966	20-1901148
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2555 Davie Road
Fort Lauderdale, Florida 33317

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code:  (954) 927-2044

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 17, 2012, Steven J. Nunes tendered his resignation as Senior Vice President of Sales & Marketing of MAKO Surgical Corp. (the “Company”) effective immediately. The Company agreed to provide Mr. Nunes with the payments and benefits provided for under the terms of his Amended and Restated Employment Agreement with the Company (the “Nunes Agreement”) in the event of a termination by the Company without cause. The Company expects to enter into a severance agreement with Mr. Nunes in the near term to memorialize such agreement. The Company also intends to enter into an consulting agreement with Mr. Nunes in the near term under which he will provide transition-related consulting services to the Company for the three-month period following his resignation. The Company will file a separate Current Report on Form 8-K describing the terms of the severance agreement and consulting agreement once consummated.

Maurice R. Ferré, M.D., the Company’s President and Chief Executive Officer, will assume sales responsibilities on an interim basis while the Company conducts a search for a Senior Vice President of Sales. Effective immediately, Ivan Delevic, the Company’s Senior Vice President of Strategic Marketing and Business Development, has transitioned to the new role of Senior Vice President of Marketing and assumed commercial marketing responsibilities, in addition to his existing strategic marketing responsibilities. The Company expects to enter into an amended and restated employment agreement with Mr. Delevic in the near term to reflect his expanded responsibilities and will file a separate Current Report on Form 8-K describing the terms of such agreement.

On July 19, 2012, John J. Savarese, M.D. tendered his resignation as a director of the Company, effective immediately, following the divestiture by Montreux Equity Partners, a fund affiliated with Dr. Savarese, in May 2012 of its entire equity interest in the Company. Dr. Savarese was originally appointed to the board of directors following the Company’s October 2008 private placement as a result of the Company’s agreement that Montreux Equity Partners was entitled to appoint one representative to the board of directors so long as its affiliated funds held at least 25% of the shares of common stock purchased in the private placement. At the time of his resignation, Dr. Savarese was a member of the Corporate Governance and Nominating Committee of the Company’s Board of Directors. Dr. Savarese did not resign as a result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

The foregoing description of the terms and conditions of the Nunes Agreement is qualified in its entirety by reference to the Nunes Agreement, a copy of which is attached as Exhibit 10.1 to this Form 8-K and incorporated in its entirety by this reference.

The Company issued a press release on July 18, 2012, a copy of which is filed herewith as Exhibit 99.1, in connection with the resignation of Mr. Nunes and the transition of Mr. Delevic.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibit

10.1	Amended and Restated Employment Agreement between the Company and Steven J. Nunes, effective February 13, 2009 (incorporated by reference to Exhibit 10.4 to the Company’s Form 8-K as filed on February 20, 2009)

99.1	Press Release issued by the Company on July 18, 2012

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

MAKO Surgical Corp.

Date: July 23, 2012	By:	/s/ Menashe R. Frank
Menashe R. Frank, Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

10.1	Amended and Restated Employment Agreement between the Company and Steven J. Nunes, effective February 13, 2009 (incorporated by reference to Exhibit 10.4 to the Company’s Form 8-K as filed on February 20, 2009)

99.1	Press Release issued by the Company on July 18, 2012